Exhibit 10.1

PROMISSORY NOTE PAYOFF AGREEMENT

PROMISSORY NOTE PAYOFF AGREEMENT (this “Agreement”), dated August 1, 2003 (the “Effective Date”), by and between ARTESYN TECHNOLOGIES, INC., a Florida corporation (the “Debtor”) and FINESTRAR INTERNATIONAL LIMITED, a British Virgin Islands corporation (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Debtor executed a convertible promissory note with an original issue date of January 15, 2002 (the “Note”), payable to the Holder in the principal amount of Fifty Million Dollars ($50,000,000), which Note is convertible into shares of the Debtor’s common stock, par value $.01 per share (the “Common Stock”);

WHEREAS, the Note provides for the payment by the Debtor of principal by January 15, 2007 (the “Maturity Date”), with interest payable in semi-annual installments at the rate of three percent (3%) per annum until the principal of the Note is paid in full;

WHEREAS, to induce the Holder to make such loans, the Debtor and the Holder entered into a securities purchase agreement dated as of January 14, 2002 (the “Securities Purchase Agreement”), whereby the Debtor agreed to issue to the Holder a warrant (the “Warrant”) to purchase 1,550,000 shares of the Debtor’s Common Stock, subject to the terms and conditions set forth in the Securities Purchase Agreement;

WHEREAS, to induce the Holder to enter into the Securities Purchase Agreement, the Debtor and the Holder entered into a registration rights agreement dated January 15, 2002 (the “Registration Rights Agreement”), whereby the Debtor agreed to provide certain registration rights for shares of stock Common Stock issued or issuable upon conversion or exercise of the Note or Warrant, respectively, subject to the terms and conditions set forth in the Registration Rights Agreement; and

WHEREAS, the Debtor and the Holder have reached an agreement for the accelerated payment of the principal and interest due and owing on the Note, which payment is contingent upon the Debtor’s successful completion of a contemplated offering of its convertible debt (the “Offering”), all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Prepayment of the Note.

1.1 Notwithstanding anything to the contrary set forth in the Note and subject to the successful completion of the Offering, the Debtor hereby agrees to pay to the Holder the principal and the interest accrued and unpaid through the Date of Payment (as defined in this Section 1.1) and the Holder agrees to accept said payment as and for complete payment and satisfaction of the Note (the “Prepayment”). For purposes hereof, “Date of Payment” shall mean the second business day following the completion of the Offering.

1.2 Prior to the Date of Payment, the Holder shall deliver to the Debtor the original Note.

1.3 Upon the receipt of the Prepayment in full pursuant to Section 1.1 hereof, (a) all obligations of the Debtor to the Holder under the Note shall be deemed satisfied, (b) the Note shall be of no further force and effect, (c) the Holder shall be deemed to have waived and relinquished any and all rights, remedies and legal actions of any nature whatsoever which it would otherwise be entitled to under the Note, irrespective of whether the same would, under the terms of the Note, survive termination thereof and (d) the Holder shall deliver to the Debtor any additional documentation reasonably required to evidence satisfaction and payment in full of all of the Debtor’s obligations under the Note.

2. Termination of the Securities Purchase Agreement.

2.1 Termination Upon Receipt of Prepayment. Subject to Section 2.3 hereof, upon the receipt of the Prepayment in full pursuant to Section 1.1 hereof, (a) all obligations of the Debtor to the Holder under the Securities Purchase Agreement shall be deemed terminated, (b) the Securities Purchase Agreement shall be of no further force and effect and (c) the Holder shall be deemed to have waived and relinquished any and all rights, remedies and legal actions of any nature whatsoever which it would otherwise be entitled to under the Securities Purchase Agreement, irrespective of whether the same would, under the terms of the Securities Purchase Agreement, survive termination thereof.

2.2 Termination of Certain Rights Prior to the Prepayment. As of the Effective Date, the Holder hereby agrees to waive all rights it may have with respect to the Offering under section 9.1 (Right of First Negotiation) of the Securities Purchase Agreement.

2.3 Survival of Certain Provisions of the Securities Purchase Agreement. Notwithstanding Section 2.1 hereof, the following provisions of the Securities Purchase Agreement shall survive and be enforceable in accordance with their respective terms and provisions:

(a) the Indemnification Obligations as set forth in sections 10.1, 10.2 and 10.3;

(b) the Communications instructions as set forth in section 11.1;

(c) the Governing Law provisions as set forth in section 11.6;

(d) the Consent to Jurisdiction as set forth in section 11.12;

(e) the Agent for Service of Process as set forth in section 11.13; and

(f) any and all obligations of confidentiality as set forth in the Securities Purchase Agreement.

3. Amendment of the Registration Rights Agreement.

3.1 Section 1(v) of the Registration Rights Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following: (v) “Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants. Except as set forth in Section 3.1 hereof, the Registration Rights Agreement remains in full force and effect.

4. Termination of this Agreement.

4.1 In the event that the Debtor notifies the Holder in writing that it will not proceed with the Offering, this Agreement shall immediately terminate without any further act of the parties and the Note, the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement each shall remain unchanged and in full force and effect in accordance with their respective terms and provisions. Nothing contained herein shall obligate the Debtor to complete the Offering.

5. Representations and Warranties of the Debtor. The Debtor hereby represents and warrants to the Holder as follows:

5.1 Power and Authority. The execution and delivery by the Debtor of this Agreement, the performance by the Debtor of its obligations hereunder, and the consummation by the Debtor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Debtor. The Debtor has the requisite corporate power and authority with respect to the foregoing. This Agreement has been duly executed and delivered by the Debtor and is the valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms.

6. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Debtor as follows:

6.1 Power and Authority. The execution and delivery by the Holder of this Agreement, the performance by the Holder of its obligations hereunder, and the consummation by the Holder of the transactions contemplated hereby have been duly and validly authorized by any necessary corporate action on the part of the Holder. The Holder has the requisite corporate power and authority with respect to the foregoing. This Agreement has been duly executed and delivered by the Holder and is the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

7. Further Covenants.

7.1 Participation in the Offering. The Holder agrees that it and the Purchaser Group will not participate in, nor will it or the Purchaser Group assert any right to participate in, the Offering.

7.2. Further Assurances. Each of the parties hereto shall execute such documents and other papers and take such further action as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby, including, but not limited to, obtaining any consents, waivers or approvals required in connection herewith.

8. Miscellaneous.

8.1. Definitions. Unless otherwise defined in this Agreement, all capitalized terms used herein shall be deemed to have the meanings ascribed thereto in the Securities Purchase Agreement.

8.2. Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Debtor.

8.3. Entire Agreement. This Agreement and the documents executed in connection with the consummation of the transactions contemplated hereby embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.

8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

8.5 Applicability of Certain Sections of the Securities Purchase Agreement to this Agreement. All terms and provisions of sections 11.1 (Communications), 11.12 (Consent to Jurisdiction) and 11.13 (Agent for Service of Process) of the Securities Purchase Agreement are incorporated herein by reference and apply to this Agreement with full force and effect as if fully set forth herein.

8.6 Waivers and Amendments. This Agreement or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Debtor and by the Holder.

8.7 Headings. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the terms hereof.

8.8 Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees.

8.9 Severability. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

8.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument. An executed counterpart of this Agreement transmitted and received by facsimile shall be deemed for all purposes to be an original, executed counterpart hereof. Duplicate unexecuted pages of the counterparts (whether original or received by facsimile) may be discarded and the remaining pages assembled as one document. An executed counterpart of this Agreement transmitted and received by facsimile shall be deemed for all purposes to be an original, executed counterpart hereof.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ARTESYN TECHNOLOLGIES, INC.

By:	/s/ Richard J. Thompson

Name:	Richard J. Thompson
Title:	Vice President–Chief Financial Officer

FINESTAR INTERNATIONAL LIMITED

By:	/s/ Bruce Cheng

Name:	Bruce Cheng

Title:	Director

ACKNOWLEDGED AND AGREED: DELTA ELECTRONICS, INC.

By:	/s/ Bruce Cheng

Name:	Bruce Cheng

Title:	Chairman and CEO